EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statement No. 333-22745 of Diamond Offshore Drilling, Inc. on Form S-8 of our report relating to the financial statements and supplemental schedules of the Diamond Offshore Drilling, Inc. 401(k) Plan dated June 29, 2010, appearing in this Annual Report on Form 11-K of Diamond Offshore 401(k) Plan for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
June 29, 2010